Exhibit 99

News Release

Investor Contact: Bev Fleming (312) 444-7811 Beverly_Fleming@ntrs.com	Media Contact: Doug Holt (312) 557-1571 Doug_Holt@ntrs.com
http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER NET INCOME

OF $130.2 MILLION, EARNINGS PER COMMON SHARE OF $.53.

– Records Pre-Tax Charge of $61.0 Million ($.17 Per Share) –

FULL YEAR NET INCOME

OF $603.6 MILLION, EARNINGS PER COMMON SHARE OF $2.47.

– Full Year Pre-Tax Charges Total $91.6 Million ($.25 Per Share) –

(Chicago, January 18, 2012) Northern Trust Corporation today reported fourth quarter net income per common share of $.53 compared with net income per common share of $.64 in the fourth quarter of 2010 and $.70 per common share in the third quarter of 2011. Net income was $130.2 million in the current quarter, compared with $157.1 million in the fourth quarter of 2010, and $170.4 million in the third quarter of 2011. Net income in the current period was impacted by restructuring, acquisition and integration related charges that totaled $61.0 million ($39.8 million after tax, or $.17 per common share). Net income in the third quarter of 2011 was impacted by restructuring, acquisition and integration related charges totaling $4.2 million ($2.9 million after tax, or $.01 per common share). Return on average common equity was 7.18% in the current quarter, compared to 9.10% in the fourth quarter of 2010 and 9.53% in the third quarter of 2011.

Reported net income per common share for the full year was $2.47, compared to the prior year’s $2.74 per common share. Net income for 2011 totaled $603.6 million compared to

-more-

the prior year’s $669.5 million. Restructuring, acquisition and integration related charges for the full year totaled $91.6 million ($59.8 million after tax, or $.25 per common share). Return on equity for the full year 2011 was 8.59%, compared with 10.09% for 2010.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Our results for the fourth quarter and the full year reflect strong new business but were impacted by the difficult conditions in which we currently operate. We have been actively analyzing various aspects of our businesses and technology to identify opportunities to deliver more value to our clients and shareholders. Through these efforts we have developed and begun to implement initiatives that we expect will sustainably improve productivity and profitability. These profit improvement initiatives are expected to benefit annual pre-tax income by approximately $250 million by the end of 2013.

The restructuring charges recorded this quarter and earlier this year include the planned elimination of approximately 700 positions, and additional positions will be eliminated through attrition. However, we will continue to invest and hire to support the growth of our business.”

RESTRUCTURING, ACQUISITION AND INTEGRATION RELATED CHARGES

Charges recorded in the current quarter and full year totaled $61.0 million ($39.8 million after tax, or $.17 per common share) and $91.6 million ($59.8 million after tax, or $.25 per common share), respectively. Restructuring charges include severance expense, consulting expense, charges related to software write-offs, and reductions in office space. The following table details the current quarter and full year 2011 charges.

($ In Millions)	Q4 2011	Full Year 2011
Compensation	$28.6	$50.2
Employee Benefits	4.0	4.3
Outside Services	10.2	16.8
Equipment and Software Expense	10.9	10.9
Occupancy Expense	6.3	6.4
Other Operating Expense	1.0	3.0

Total	$61.0	$91.6

-more-

FOURTH QUARTER PERFORMANCE HIGHLIGHTS

Net income per common share in the fourth quarter of 2011 of $.53 compares to $.64 per common share in the fourth quarter of 2010. Net income for the current quarter was $130.2 million compared to $157.1 million in the prior year quarter. Net income in the current quarter and prior year quarter each benefited from reductions of a liability related to potential losses from indemnified litigation involving Visa, Inc. (Visa). The associated pre-tax expense reductions totaled $13.0 million ($8.0 million after tax, or $.03 per common share) in the current quarter and $20.3 million ($12.9 million after tax, or $.05 per common share) in the fourth quarter of 2010. Operating earnings, which exclude the Visa related after-tax benefits, were $122.2 million, or $.50 per common share, in the current quarter and $144.2 million, or $.59 per common share, in the prior year quarter. Operating earnings is a non-GAAP financial measure. A reconciliation of operating earnings to reported earnings prepared in accordance with U.S. generally accepted accounting principles (GAAP) is included on page 13.

Consolidated revenue of $955.6 million in the current quarter, which includes $38.4 million attributable to 2011 acquisitions, increased $59.5 million, or 7%, from $896.1 million in the prior year quarter. Noninterest income, which represented 72% of revenue, increased $9.7 million, or 1%, to $683.8 million from the prior year quarter’s $674.1 million. Net interest income for the quarter on a fully taxable equivalent (FTE) basis increased $48.9 million, or 21%, to $281.2 million compared to $232.3 million in the prior year quarter.

Trust, investment and other servicing fees, which represented 57% of revenue, were $541.5 million in the current quarter compared to $504.6 million in the prior year quarter, an increase of $36.9 million, or 7%.

-more-

FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Assets under custody and assets under management form the primary basis of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

	0,000.000	0,000.000	0,000.000	0,000.000	0,000.000
($ In Billions)	December 31, 2011	September 30, 2011	December 31, 2010	% Change Q4 11/Q4 10	% Change Q4 11/Q3 11
Assets Under Custody
Corporate & Institutional	$3,877.6	$3,813.3	$3,711.1	4%	2%
Personal	385.2	358.8	370.2	4	7

Total Assets Under Custody	$4,262.8	$4,172.1	$4,081.3	4%	2%

	00,000.000	00,000.000	00,000.000	00,000.000	00,000.000
($ In Billions)	December 31, 2011	September 30, 2011	December 31, 2010	% Change Q4 11/Q4 10	% Change Q4 11/Q3 11
Assets Under Management
Corporate & Institutional	$489.2	$481.0	$489.2	—%	2%
Personal	173.7	163.2	154.4	13	6

Total Assets Under Management	$662.9	$644.2	$643.6	3%	3%

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased $37.1 million, or 14%, and totaled $305.7 million compared to the prior year quarter’s $268.6 million.

($ In Millions)	Q4 2011	Q4 2010	Change Q4 2011 from Q4 2010
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$205.6	$165.8	$39.8	24%
Investment Management	60.9	67.4	(6.5)	(10)
Securities Lending	19.3	16.9	2.4	14
Other	19.9	18.5	1.4	8

Total	$305.7	$268.6	$37.1	14%

C&IS custody and fund administration fees, the largest component of C&IS fees, increased 24%, primarily reflecting the recent acquisitions and strong new business. C&IS investment management fees declined 10% as the benefit of new business was offset by waived fees in money market mutual funds due to the persistent low level of short-term interest rates. Money market mutual fund fee waivers in C&IS totaled $12.3 million in the current quarter compared with $3.6 million in the prior year quarter.

-more-

FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $235.8 million in the current quarter and $236.0 million in the prior year quarter. Strong new business and improved markets were offset by waived fees in money market mutual funds, which totaled $21.3 million in the current quarter compared with $10.3 million in the prior year quarter.

Foreign exchange trading income totaled $71.7 million, down $26.5 million, or 27%, compared with $98.2 million in the prior year quarter. The current quarter decrease is attributable to reduced client volumes.

Other operating income totaled $37.7 million, a decrease of $4.5 million, or 11%, compared to $42.2 million in the prior year quarter. The decrease was primarily attributable to currency translation gains in the prior year quarter.

The prior year quarter included $7.1 million of credit-related other-than-temporary impairment of residential mortgage-backed securities. There were no credit-related other-than-temporary impairment charges recorded in the current quarter.

Net interest income for the quarter on an FTE basis totaled $281.2 million, up $48.9 million, or 21%, compared to the prior year quarter. The increase primarily reflects higher levels of average earning assets, partially offset by a decline in the net interest margin. Average earning assets for the quarter increased $16.3 billion, or 23%, to $87.2 billion from the prior year quarter, while the net interest margin was 1.28%, down from 1.30% in the prior year quarter. The current quarter includes $7.0 million of income attributable to a settlement with the Internal Revenue Service regarding the tax treatment for certain structured leasing transactions. The net interest margin absent the leasing related adjustment would have been 1.25%.

-more-

FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Average earning assets increased primarily due to increases in demand deposits and non-U.S. office interest-bearing deposits which were invested primarily in investment securities, interest-bearing deposits with banks, and Federal Reserve deposits. Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. A reconciliation of reported net interest income to net interest income on an FTE basis is provided on page 13.

The provision for credit losses was $12.5 million in the current quarter and net charge-offs totaled $18.2 million. This compares to a provision of $40.0 million and net charge-offs of $44.0 million in the prior year quarter. Nonperforming loans decreased $39.3 million, or 12%, from the prior year quarter. Commercial and institutional and commercial real estate loans reflect improvement from the prior year quarter, while weakness persists within residential real estate loans. Other real estate owned decreased $24.3 million, or 53%, compared to the prior year quarter, primarily reflecting sales of properties.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	December 31, 2011	September 30, 2011	December 31, 2010
Nonperforming Assets
Nonperforming Loans	$293.7	$307.5	$333.0
Other Real Estate Owned	21.2	30.4	45.5

Total Nonperforming Assets	$314.9	$337.9	$378.5

Allowance for Credit Losses
Allowance for Credit Losses Assigned to Loans and Leases	$294.8	$298.3	$319.6
Unfunded Loan Commitments and Standby Letters of Credit	34.1	36.3	37.7

Total Allowance for Credit Losses	$328.9	$334.6	$357.3

Ratios
Nonperforming Loans to Total Loans and Leases	1.01%	1.07%	1.18%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.01%	1.04%	1.14%
Loan and Lease Allowance to Nonperforming Loans Coverage	1.0x	1.0x	1.0x

-more-

FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Noninterest expense totaled $771.7 million for the current quarter and includes $42.7 million attributable to recent acquisitions. The increase of $130.0 million, or 20% from $641.7 million in the prior year quarter primarily reflects the restructuring, acquisition and integration related charges totaling $61.0 million ($39.8 million after tax, or $.17 per common share). Excluding the current period’s restructuring, acquisition and integration related charges, noninterest expenses of the recent acquisitions, and the current and prior year quarter Visa benefits, noninterest increased $19.0 million, or 3%.

Compensation expense, the largest component of noninterest expense, equaled $341.9 million, up $60.1 million, or 21%, compared to $281.8 million in the prior year quarter. The increase is primarily due to $28.6 million of severance related charges recorded in connection with initiatives to reduce staff expense levels, higher full-time equivalent staff levels, partially attributable to recent acquisitions, and annual salary increases. Staff on a full-time equivalent basis at December 31, 2011 totaled approximately 14,053, up 10% from a year ago.

Employee benefit expense equaled $69.5 million, up $13.8 million, or 25%, compared to $55.7 million in the prior year quarter. The increase for the current quarter reflects $4.0 million of severance related accruals and higher federal and unemployment insurance and pension expense.

Expense associated with outside services totaled $154.2 million, up $24.7 million, or 19%, from $129.5 million in the prior year quarter. The increase is primarily due to the $10.2 million of restructuring charges and higher expense associated with technical and sub-custodian services.

Equipment and software expense totaled $95.3 million, up $17.2 million, or 22%, compared to $78.1 million in the prior year quarter, due primarily to $10.9 million of restructuring charges related to software write-offs and higher software costs attributable to the recent acquisitions.

-more-

FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Occupancy expense equaled $49.6 million, an increase of $9.0 million, or 22%, from $40.6 million in the prior year quarter, due primarily to the $6.3 million of restructuring charges related to reductions in office space and increased rent expense attributable to the recent acquisitions.

Income tax expense of $41.2 million was recorded in the current quarter resulting in an effective tax rate of 24.1%. The prior year quarter provision for income taxes was $57.3 million, representing an effective tax rate of 26.7%. These compare to full-year effective tax rates of 31.7% and 32.4% for 2011 and 2010, respectively. The decrease in the effective tax rate for the current quarter reflects adjustments to the Corporation’s intercompany service allocation methodology, the favorable resolution of certain federal and state tax matters, and reductions in state tax reserves. The effective tax rate in the prior year quarter reflected the Corporation’s election to indefinitely reinvest the earnings of an additional non-U.S. subsidiary and lower state taxes.

FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER

Net income per common share of $.53 in the fourth quarter of 2011 compares to $.70 in the third quarter of 2011. Net income for the current quarter was $130.2 million compared to $170.4 million in the prior quarter. The current quarter includes $61.0 million ($39.8 million after tax, or $.17 per common share) of restructuring, acquisition and integration related charges. The prior quarter included restructuring, acquisition and integration related expenses totaling $4.2 million ($2.9 million after tax, or $.01 per common share). The current quarter also includes the Visa related benefit of $13.0 million ($8.0 million after-tax, or $.03 per common share).

Consolidated revenue of $955.6 million for the current quarter was down $16.0 million, or 2%, from $971.6 million in the prior quarter. Noninterest income decreased $31.0 million, or 4%, to $683.8 million from the prior quarter’s $714.8 million. Net interest income for the current quarter on an FTE basis increased $14.6 million, or 6%, to $281.2 million from $266.6 million in the prior quarter.

-more-

FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

Trust, investment and other servicing fees totaled $541.5 million in the current quarter compared to $555.3 million in the prior quarter. C&IS trust, investment and other servicing fees totaled $305.7 million and $310.9 million in the current and prior quarter, respectively.

($ In Millions)	Q4 2011	Q3 2011	Change Q4 2011 from Q3 2011
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$205.6	$205.6	$—	—%
Investment Management	60.9	64.6	(3.7)	(6)
Securities Lending	19.3	20.7	(1.4)	(7)
Other	19.9	20.0	(.1)	(1)

Total	$305.7	$310.9	$(5.2)	(2)%

The decrease in C&IS trust, investment and other servicing fees primarily reflects a decline in equity markets and an increase in money market mutual fund fee waivers, partially offset by recent acquisitions and new business. Increases in C&IS custody and fund administration fees attributable to recent acquisitions were offset by the decline in equity markets. C&IS investment management fees for both the current and prior quarter reflect the impact of money market mutual fund fee waivers attributable to the continued low level of short-term interest rates and declines in equity markets. Money market mutual fund fee waivers for C&IS totaled $12.3 million in the current quarter compared with $10.1 million in the prior quarter.

PFS trust, investment and other servicing fees totaled $235.8 million compared to the prior quarter’s $244.4 million. The decrease in PFS fees primarily reflects a decline in equity markets from the prior quarter and higher waived fees in money market mutual funds. Waived fees totaled $21.3 million in the current quarter compared to $19.0 million in the prior quarter.

Foreign exchange trading income for the quarter totaled $71.7 million, a decrease of $15.5 million, or 18%, compared to $87.2 million in the prior quarter. The current quarter decrease reflects reduced market volatility and client volumes.

The prior quarter included $1.3 million of credit-related other-than-temporary-impairment of residential mortgage-backed securities. There were no credit-related other-than-temporary-impairment charges recorded in the current quarter.

-more-

FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

Net interest income on an FTE basis in the current quarter totaled $281.2 million, up $14.6 million, or 6%, compared with $266.6 million in the prior quarter, and included the $7.0 million leasing related adjustment. Average earning assets totaled $87.2 billion in the current quarter, an increase of 3% from $84.4 billion in the prior quarter, as higher demand deposits were principally reinvested in securities. The current quarter net interest margin was 1.28%, up from 1.25% in the prior quarter. The net interest margin absent the current quarter’s leasing related adjustment would have been 1.25%.

The provision for credit losses totaled $12.5 million in the current quarter and $17.5 million in the prior quarter. Net charge-offs totaled $18.2 million for the current quarter compared to $28.6 million of net charge-offs in the prior quarter. Nonperforming loans decreased $13.8 million, or 4%, as compared to the prior quarter. The current quarter reflects improvement in commercial and institutional loans, while weakness persists within residential real estate loans.

Noninterest expense totaled $771.7 million for the current quarter. The increase of $70.4 million, or 10%, from $701.3 million in the prior quarter primarily reflects the restructuring, acquisition and integration related charges totaling $61.0 million ($39.8 million after tax, or $.17 per common share). Excluding the current and prior quarter restructuring, acquisition and integration related charges of $61.0 million and $4.2 million, respectively, and the current quarter’s $13.0 million Visa related benefit, noninterest expense in the current quarter increased $26.6 million, or 4%.

Compensation expense, the largest component of noninterest expense, was $341.9 million for the current quarter, up $30.8 million, or 10%, from $311.1 million in the prior quarter. The increase is primarily due to the $28.6 million of severance related charges recorded in connection with initiatives to reduce staff expense levels.

Employee benefit expense equaled $69.5 million, up $2.8 million, or 4%, compared to $66.7 million in the prior quarter. Employee benefit expense for the current quarter includes $4.0 million of severance related expense.

-more-

FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

Expense for outside services totaled $154.2 million in the current quarter, up $14.5 million, or 10%, compared to $139.7 million in the prior quarter. The increase is primarily due to the $10.2 million of restructuring charges and increased technical services expense.

Equipment and software expense totaled $95.3 million in the current quarter, up $19.0 million, or 25%, from $76.3 million in the prior quarter, due primarily to the $10.9 million of restructuring charges relating to software write-offs and increased software costs attributable to the recent acquisitions.

Occupancy expense equaled $49.6 million, an increase of $4.1 million, or 9%, from $45.5 million in the prior quarter, due primarily to the $6.3 million of restructuring charges relating to reductions in office space.

Other operating expense totaled $74.2 million, up $12.2 million, or 20%, from $62.0 million in the prior quarter, primarily reflecting increased business promotion and higher charges associated with account servicing activities.

Total income tax expense was $41.2 million for the current quarter, representing an effective rate of 24.1%. Income tax expense was $82.4 million in the prior quarter, representing an effective tax rate of 32.6%. These compare to the 2011 full-year effective tax rate of 31.7%. The decline in the effective rate for the current quarter reflects adjustments to the Corporation’s intercompany service allocation methodology, the favorable resolution of certain federal and state tax matters, and reductions in state tax reserves.

-more-

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.2 billion, up $341.7 million, or 5%, from the prior year quarter’s average of $6.8 billion. The current quarter increase primarily reflects the retention of earnings, partially offset by the payment of dividends and repurchase of common stock pursuant to the Corporation’s share buyback program. During the twelve months ended December 31, 2011, the Corporation repurchased 1,599,572 shares at a cost of $79.4 million ($49.63 average price per share). An additional 5.6 million shares are authorized for repurchase after December 31, 2011 under the current share buyback program.

Northern Trust’s risk-based capital ratios remained strong at December 31, 2011, with the Corporation’s tier 1 capital ratio of 12.5%, total risk-based capital ratio of 14.2%, and tier 1 leverage ratio of 7.3% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Northern Trust’s U.S. subsidiary bank had capital ratios at December 31, 2011 that were above the levels required for classification as a “well capitalized” institution.

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 12.1% at December 31, 2011 and 13.0% at December 31, 2010. The following table provides a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ In Millions)	December 31, 2011	December 31, 2010
Tier 1 Capital	$7,104.6	$6,977.0
Less: Floating Rate Capital Securities	268.6	268.5

Tier 1 Common Equity	$6,836.0	$6,708.5

Ratios
Tier 1 Capital	12.5%	13.6%
Tier 1 Common Equity	12.1%	13.0%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

-more-

RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS

The following table provides a reconciliation of operating earnings, a non-GAAP financial measure which excludes Visa related indemnification benefits, to reported earnings prepared in accordance with GAAP. Management believes the presentation of operating earnings in addition to reported results prepared in accordance with GAAP provides a clearer indication of the results and trends in Northern Trust’s core businesses.

	Fourth Quarter 2011		Third Quarter 2011		Fourth Quarter 2010
($ In Millions Except Per Common Share Data)	Amount	Per Common Share	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$130.2	$.53	$170.4	$.70	$157.1	$.64
Visa Indemnification Benefit (net of tax effect of $5.0 in the fourth quarter of 2011 and $7.4 in the fourth quarter of 2010)	(8.0)	(.03)	—	—	(12.9)	(.05)

Operating Earnings	$122.2	$.50	$170.4	$.70	$144.2	$.59

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on a fully taxable equivalent (FTE) basis, a non-GAAP financial measure. Management believes this presentation provides a clearer indication of net interest margins for comparative purposes.

	Three Months Ended
	December 31, 2011			September 30, 2011			December 31, 2010
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$354.8	$9.4	$364.2	$347.0	$9.8	$356.8	$334.3	$10.3	$344.6
Interest Expense	83.0	—	83.0	90.2	—	90.2	112.3	—	112.3

Net Interest Income	$271.8	$9.4	$281.2	$256.8	$9.8	$266.6	$222.0	$10.3	$232.3

Net Interest Margin	1.24%		1.28%	1.21%		1.25%	1.24%		1.30%

-more-

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expense, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2010 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

-more-

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 18, 2012 at 11:00 a.m. CT. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call and presentation materials referred to on the call will be accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on January 18, 2012 through 5:00 p.m. CT on February 17, 2012. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

/ / /

-more-

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FOURTH QUARTER
	2011	2010	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$541.5	$504.6	7%
Foreign Exchange Trading Income	71.7	98.2	(27)
Treasury Management Fees	17.0	18.8	(9)
Security Commissions and Trading Income	15.7	17.4	(9)
Other Operating Income	37.7	42.2	(11)
Investment Security Gains (Losses), net	.2	(7.1)	104

Total Noninterest Income	683.8	674.1	1

Net Interest Income
Interest Income	354.8	334.3	6
Interest Expense	83.0	112.3	(26)

Net Interest Income	271.8	222.0	22

Total Revenue	955.6	896.1	7

Provision for Credit Losses	12.5	40.0	(69)

Noninterest Expense
Compensation	341.9	281.8	21
Employee Benefits	69.5	55.7	25
Outside Services	154.2	129.5	19
Equipment and Software	95.3	78.1	22
Occupancy	49.6	40.6	22
Visa Indemnification Benefit	(13.0)	(20.3)	(36)
Other Operating Expense	74.2	76.3	(3)

Total Noninterest Expense	771.7	641.7	20

Income before Income Taxes	171.4	214.4	(20)
Provision for Income Taxes	41.2	57.3	(28)

NET INCOME	$130.2	$157.1	(17)%

Per Common Share
Net Income
Basic	$.53	$.64	(17)%
Diluted	.53	.64	(17)

Average Common Equity	$7,188.5	$6,846.8	5%
Return on Average Common Equity	7.18%	9.10%
Return on Average Assets	.53%	.78%

Cash Dividends Declared per Common Share	$.28	$.28	—%

Average Common Shares Outstanding (000s)
Basic	241,020	242,214
Diluted	241,196	242,743
Common Shares Outstanding (EOP)	241,009	242,269

(N/M)	Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FOURTH	THIRD
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2011	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$541.5	$555.3	(2)%
Foreign Exchange Trading Income	71.7	87.2	(18)
Treasury Management Fees	17.0	17.9	(5)
Security Commissions and Trading Income	15.7	13.9	13
Other Operating Income	37.7	42.5	(11)
Investment Security Gains (Losses), net	0.2	(2.0)	113

Total Noninterest Income	683.8	714.8	(4)

Net Interest Income
Interest Income	354.8	347.0	2
Interest Expense	83.0	90.2	(8)

Net Interest Income	271.8	256.8	6

Total Revenue	955.6	971.6	(2)

Provision for Credit Losses	12.5	17.5	(29)

Noninterest Expense
Compensation	341.9	311.1	10
Employee Benefits	69.5	66.7	4
Outside Services	154.2	139.7	10
Equipment and Software	95.3	76.3	25
Occupancy	49.6	45.5	9
Visa Indemnification Benefit	(13.0)	—	N/M
Other Operating Expense	74.2	62.0	20

Total Noninterest Expense	771.7	701.3	10

Income before Income Taxes	171.4	252.8	(32)
Provision for Income Taxes	41.2	82.4	(50)

NET INCOME	$130.2	$170.4	(24)%

Per Common Share
Net Income
Basic	$.53	$.70	(24)%
Diluted	.53	.70	(24)

Average Common Equity	$7,188.5	$7,094.5	1%
Return on Average Common Equity	7.18%	9.53%
Return on Average Assets	.53%	.72%

Cash Dividends Declared per Common Share	$.28	$.28	—%

Average Common Shares Outstanding (000s)
Basic	241,020	240,991
Diluted	241,196	241,194
Common Shares Outstanding (EOP)	241,009	240,997

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2011	2010	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,169.5	$2,081.9	4%
Foreign Exchange Trading Income	324.5	382.2	(15)
Treasury Management Fees	72.1	78.1	(8)
Security Commissions and Trading Income	60.5	60.9	(1)
Other Operating Income	158.1	146.3	8
Investment Security Gains (Losses), net	(23.9)	(20.4)	17

Total Noninterest Income	2,760.8	2,729.0	1

Net Interest Income
Interest Income	1,408.6	1,296.7	9
Interest Expense	399.5	378.0	6

Net Interest Income	1,009.1	918.7	10

Total Revenue	3,769.9	3,647.7	3

Provision for Credit Losses	55.0	160.0	(66)

Noninterest Expenses
Compensation	1,267.2	1,108.0	14
Employee Benefits	258.2	237.6	9
Outside Services	552.8	460.4	20
Equipment and Software Expense	328.1	287.1	14
Occupancy Expense	180.9	167.8	8
Visa Indemnification Benefit	(23.1)	(33.0)	(30)
Other Operating Expenses	267.1	270.0	(1)

Total Noninterest Expenses	2,831.2	2,497.9	13

Income before Income Taxes	883.7	989.8	(11)
Provision for Income Taxes	280.1	320.3	(13)

NET INCOME	$603.6	$669.5	(10)%

Per Common Share
Net Income
Basic	$2.47	$2.74	(10)%
Diluted	2.47	2.74	(10)

Average Common Equity	$7,024.2	$6,634.4	6%
Return on Average Common Equity	8.59%	10.09%
Return on Average Assets	.66%	.88%

Common Dividends Declared per Share	$1.12	$1.12	—%

Average Common Shares Outstanding (000s)
Basic	241,401	242,029
Diluted	241,811	242,503
Common Shares Outstanding (EOP)	241,009	242,269

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ IN MILLIONS)	DECEMBER 31
	2011	2010	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under
Agreements to Resell	$121.3	$160.1	(24)%
Interest-Bearing Deposits with Banks	16,696.4	15,351.3	9
Federal Reserve Deposits and Other Interest-Bearing	13,448.6	10,924.6	23
Securities
U.S. Government	4,029.4	658.4	N/M
Obligations of States and Political Subdivisions	535.9	690.9	(22)
Government Sponsored Agency	16,928.2	12,140.0	39
Other (**)	9,969.9	7,792.6	28

Total Securities	31,463.4	21,281.9	48
Loans and Leases	29,063.9	28,132.0	3

Total Earning Assets	90,793.6	75,849.9	20
Allowance for Credit Losses Assigned to Loans and Leases	(294.8)	(319.6)	(8)
Cash and Due from Banks	4,315.3	2,818.0	53
Buildings and Equipment	494.5	504.5	(2)
Client Security Settlement Receivables	778.3	701.3	11
Goodwill	532.0	400.9	33
Other Assets	3,604.8	3,888.9	(7)

Total Assets	$100,223.7	$83,843.9	20%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$17,470.8	$14,208.7	23%
Savings Certificates and Other Time	3,058.3	3,913.0	(22)
Non-U.S. Offices—Interest-Bearing	35,868.0	35,472.4	1

Total Interest-Bearing Deposits	56,397.1	53,594.1	5
Short-Term Borrowings	2,945.6	4,993.8	(41)
Senior Notes	2,126.7	1,896.1	12
Long-Term Debt	2,133.3	2,729.3	(22)
Floating Rate Capital Debt	276.9	276.9	—

Total Interest-Related Funds	63,879.6	63,490.2	1
Demand and Other Noninterest-Bearing Deposits	26,280.4	10,601.6	148
Other Liabilities	2,946.4	2,921.8	1

Total Liabilities	93,106.4	77,013.6	21
Total Equity	7,117.3	6,830.3	4

Total Liabilities and Stockholders’ Equity	$100,223.7	$83,843.9	20%

(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET	DECEMBER 31	SEPTEMBER 30
($ IN MILLIONS)	2011	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under
Agreements to Resell	$121.3	$221.8	(45)%
Interest-Bearing Deposits with Banks	16,696.4	18,944.2	(12)
Federal Reserve Deposits and Other Interest-Bearing	13,448.6	6,498.2	107
Securities
U.S. Government	4,029.4	2,020.9	99
Obligations of States and Political Subdivisions	535.9	565.0	(5)
Government Sponsored Agency	16,928.2	16,284.6	4
Other (**)	9,969.9	10,589.6	(6)

Total Securities	31,463.4	29,460.1	7
Loans and Leases	29,063.9	28,691.4	1

Total Earning Assets	90,793.6	83,815.7	8
Allowance for Credit Losses Assigned to Loans and Leases	(294.8)	(298.3)	(1)
Cash and Due from Banks	4,315.3	4,336.6	—
Buildings and Equipment	494.5	492.1	—
Client Security Settlement Receivables	778.3	948.2	(18)
Goodwill	532.0	534.1	—
Other Assets	3,604.8	6,269.8	(43)

Total Assets	$100,223.7	$96,098.2	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$17,470.8	$14,538.6	20%
Savings Certificates and Other Time	3,058.3	3,529.4	(13)
Non-U.S. Offices—Interest-Bearing	35,868.0	37,583.6	(5)

Total Interest-Bearing Deposits	56,397.1	55,651.6	1
Short-Term Borrowings	2,945.6	1,894.7	55
Senior Notes	2,126.7	2,133.5	—
Long-Term Debt	2,133.3	2,137.3	—
Floating Rate Capital Debt	276.9	276.9	—

Total Interest-Related Funds	63,879.6	62,094.0	3
Demand and Other Noninterest-Bearing Deposits	26,280.4	22,862.4	15
Other Liabilities	2,946.4	3,989.0	(26)

Total Liabilities	93,106.4	88,945.4	5
Total Equity	7,117.3	7,152.8	—

Total Liabilities and Stockholders’ Equity	$100,223.7	$96,098.2	4%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FOURTH QUARTER
($ IN MILLIONS)	2011	2010	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under
Agreements to Resell	$246.8	$294.4	(16)%
Interest-Bearing Deposits with Banks	18,848.1	14,461.5	30
Federal Reserve Deposits and Other Interest-Bearing	7,892.1	7,223.3	9
Securities
U.S. Government	3,317.9	342.0	NM
Obligations of States and Political Subdivisions	557.3	707.3	(21)
Government Sponsored Agency	16,787.3	12,045.3	39
Other (**)	10,797.2	8,253.1	31

Total Securities	31,459.7	21,347.7	47
Loans and Leases	28,779.7	27,614.9	4

Total Earning Assets	87,226.4	70,941.8	23
Allowance for Credit Losses Assigned to Loans and Leases	(293.2)	(314.7)	(7)
Cash and Due from Banks	3,951.4	3,056.6	29
Buildings and Equipment	499.9	535.7	(7)
Client Security Settlement Receivables	470.6	423.2	11
Goodwill	534.9	397.8	34
Other Assets	5,562.8	5,069.3	10

Total Assets	$97,952.8	$80,109.7	22%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,919.1	$13,338.3	12%
Savings Certificates and Other Time	3,283.9	3,845.7	(15)
Non-U.S. Offices—Interest-Bearing	40,494.5	33,241.1	22

Total Interest-Bearing Deposits	58,697.5	50,425.1	16
Short-Term Borrowings	2,661.5	5,237.5	(49)
Senior Notes	2,129.7	1,716.4	24
Long-Term Debt	2,134.6	2,750.9	(22)
Floating Rate Capital Debt	276.9	276.9	—

Total Interest-Related Funds	65,900.2	60,406.8	9
Demand and Other Noninterest-Bearing Deposits	20,518.6	8,875.9	131
Other Liabilities	4,345.5	3,980.1	9

Total Liabilities	90,764.3	73,262.8	24
Total Equity	7,188.5	6,846.9	5

Total Liabilities and Stockholders’ Equity	$97,952.8	$80,109.7	22%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

	2011								2010
QUARTERLY TREND DATA	Quarters								Quarter
($ In Millions Except Per Share Data)	Fourth		Third		Second		First		Fourth
Net Income Summary
Trust, Investment and Other Servicing Fees	$541.5		$555.3		$557.8		$514.9		$504.6
Other Noninterest Income	142.3		159.5		140.9		148.6		169.5
Net Interest Income	271.8		256.8		246.1		234.4		222.0

Total Revenue	955.6		971.6		944.8		897.9		896.1
Provision for Credit Losses	12.5		17.5		10.0		15.0		40.0
Noninterest Expense	771.7		701.3		705.3		652.9		641.7

Income before Income Taxes	171.4		252.8		229.5		230.0		214.4
Provision for Income Taxes	41.2		82.4		77.5		79.0		57.3

Net Income	$130.2		$170.4		$152.0		$151.0		$157.1

Per Common Share
Net Income—Basic	$.53		$.70		$.62		$.62		$.64
—Diluted	.53		.70		.62		.61		.64
Cash Dividends Declared per Common Share	.28		.28		.28		.28		.28
Book Value (EOP)	29.53		29.68		29.15		28.65		28.19
Market Value (EOP)	39.66		34.98		45.96		50.75		55.41

Ratios
Return on Average Common Equity	7.18%		9.53%		8.76%		8.94%		9.10%
Return on Average Assets	.53		.72		.66		.74		.78
Net Interest Margin (GAAP)	1.24		1.21		1.18		1.26		1.24
Net Interest Margin (FTE)	1.28		1.25		1.23		1.32		1.30

Risk-based Capital Ratios
Tier 1	12.5%		12.2%		12.8%		13.5%		13.6%
Total (Tier 1 + Tier 2)	14.2		13.9		14.5		15.4		15.6
Tier 1 Leverage	7.3		7.5		7.7		8.5		8.8
Tier 1 Common Equity (non-GAAP)	12.1		11.8		12.3		13.0		13.0

Assets Under Custody ($ In Billions)—EOP
Corporate	$3,877.6		$3,813.3		$4,028.1		$3,971.4		$3,711.1
Personal	385.2		358.8		387.8		384.6		370.2

Total Assets Under Custody	$4,262.8		$4,172.1		$4,415.9		$4,356.0		$4,081.3

Assets Under Managment ($ In Billions)—EOP	$662.9		$644.2		$684.1		$662.2		$643.6

Asset Quality ($ In Millions)—EOP
Nonperforming Loans	$293.7		$307.5		$328.0		$325.1		$333.0
Other Real Estate Owned (OREO)	21.2		30.4		31.1		56.3		45.5

Total Nonperforming Assets	$314.9		$337.9		$359.1		$381.4		$378.5

Nonperforming Assets / Loans & OREO	1.08%		1.18%		1.26%		1.36%		1.34%

Gross Charge-offs	$28.8		$34.9		$17.2		$35.4		$45.3
Less: Gross Recoveries	10.6		6.3		2.2		13.8		1.3

Net Charge-offs (Recoveries)	$18.2		$28.6		$15.0		$21.6		$44.0

Net Charge-offs (Annualized) to Average Loans and Leases	.25		.40		.21		.31		.64
Allowance for Credit Losses Assigned to Loans and Leases	$294.8		$298.3		$311.3		$313.5		$319.6
Allowance to Nonperforming Loans	1.0	x	1.0	x	.9	x	1.0	x	1.0	x
Allowance for Other Credit-Related Exposures	$34.1		$36.3		$34.5		$37.3		$37.7